                                                                 Exhibit 6.04(a)

                   Executive Retention and Severance Agreement

This Executive Retention and Severance Agreement (the "Agreement") is made and
entered into as of March   , 2002 (the "Effective Date"), by and between
                         --
Homestore.com, Inc. and Walter Lowry (the "Executive"). Capitalized terms used in this Agreement shall have the meanings set forth in Section 4, below.

1. Purpose. The purpose of this Agreement is (i) to encourage Executive to
   -------
remain in the employ of the Company and to continue to devote Executive's full attention to the success of the Company and (ii) to provide specified benefits to Executive in the event of a Termination Upon Change of Control or a Termination in Absence of Change of Control, as such terms are defined in
Section 4 of this Agreement.

2. Termination Upon Change of Control. In the event of Executive's Termination
   ----------------------------------
Upon a Change of Control, provided that Executive complies with Section 6.2 below and that Executive continues in the employment of the Company for such period, if any, as Executive's service is requested, with such period being no longer than six (6) months, Executive shall receive the following payments and benefits:

     2.1 Accrued Salary and Vacation, and Benefits. Executive shall receive all
         -----------------------------------------
salary and accrued vacation (less applicable withholding) earned through Executive's termination date, and the benefits, if any, under Company benefit plans to which Executive may be entitled pursuant to the terms of such plans.

     2.2 Cash Severance Payment. Executive shall receive a lump sum payment in
         ----------------------
an amount equal to twelve (12) months of Executive's base salary (less applicable withholding), paid within five (5) business days of Executive's termination date.

     2.3 Stock Award Acceleration. Immediately prior to the effective date of
         ------------------------
the Change of Control, all outstanding stock options granted and restricted stock issued by the Company to Executive prior to the Change of Control shall have their vesting accelerated by a number of months equal to twenty-four (24) months.

     2.4 Cash Bonus Payment. Executive shall receive a payment in an amount
         ------------------
equal to a portion of Executive's target bonus for the year in which Executive's termination date occurs prorated based on achievement of objectives and the number of days Executive is employed by the Company during such year (less applicable withholding).

3. Termination in Absence of Change of Control. In the event of Executive's
   -------------------------------------------
Termination in Absence of a Change of Control, provided that Executive complies with Section 6.2 below and that Executive continues in the employment of the Company for such period, if any, as Executive's service is requested, with such period being no longer than six (6) months, Executive shall receive the following payments and benefits:

     3.1 Basic Severance Compensation. Executive shall receive all salary and
         ----------------------------
accrued vacation (less applicable withholding) earned through Executive's termination date, and the benefits, if any, under Company benefit plans to which Executive may be entitled pursuant to the terms of such plans.

     3.2 Cash Severance Payment. Executive shall receive an amount equal to
         ----------------------
twelve (12) months of Executive's base salary (less applicable withholding), payable over the twelve months following Executive's termination date on the Company's regularly scheduled payroll dates.

     3.3 Stock Award Acceleration. Upon Executive's termination date, all
         ------------------------
outstanding stock options granted and restricted stock issued by the Company to Executive prior to Executive's Termination in Absence of Change of Control shall have their vesting accelerated by a number of months equal to eighteen (18) months.

     3.4 Cash Bonus Payment. Executive shall receive a payment in an amount
         ------------------
equal to a portion of Executive's target bonus for the year in which Executive's termination date occurs prorated based on achievement of objectives and the number of days Executive is employed by the Company during such year (less applicable withholding).

4. Certain Events Within 6 Months of Effective Date.
   ------------------------------------------------

     4.1 Voluntary Termination of Employment by Executive. In the event of the
         ------------------------------------------------
voluntary termination of employment by Executive within six months of the Effective Date, other than pursuant to Section 2 or 3 above, provided that Executive complies with Section 6.2 below and that Executive continues in the employment of the Company for such period, if any, as Executive's service is requested, with such period being no longer than the greater of (i) six (6) months from the Effective Date or (ii) if Executive gives notice of his intent to terminate his employment on or after the first 90 days following the Effective Date, 90 days, Executive shall receive the following payments and benefits:

          (a)  Basic Severance Compensation. Executive shall receive all salary
               ----------------------------
               and accrued vacation (less applicable withholding) earned through Executive's termination date, and the benefits, if any, under Company benefit plans to which Executive may be entitled pursuant to the terms of such plans.

          (b)  Cash Severance Payment. Executive shall receive a lump sum
               ----------------------
               payment in an amount equal to six (6) months of Executive's base salary (less applicable withholding).

          (c)  Stock Award Acceleration. Upon Executive's termination date, all
               ------------------------
               outstanding stock options granted and restricted stock issued by the Company to Executive prior to Executive's Termination in Absence of Change of

               Control shall have their vesting accelerated by a number of months equal to twelve (12) months; provided, however, that, for purposes of this Section 4.1 (c), the number of stock options granted to Executive shall be deemed to be 500,000 (i.e., vesting of 125,000 options will be accelerated).

          (d)  Cash Bonus Payment. Executive shall receive a payment in an
               ------------------
               amount equal to a portion of Executive's target bonus for the year in which Executive's termination date occurs prorated based on achievement of objectives and the number of days Executive is employed by the Company during such year (less applicable withholding).

     4.2 Termination Without Cause. In the event of the termination of
         -------------------------
employment of Executive by the Company without Cause within six months of the Effective Date, other than pursuant to Section 2 above, provided that Executive complies with Section 6.2 below and that Executive continues in the employment of the Company for such period, if any, as Executive's service is requested, with such period being no longer than six (6) months, Executive shall receive the following payments and benefits:

          (a)  Basic Severance Compensation. Executive shall receive all salary
               ----------------------------
               and accrued vacation (less applicable withholding) earned through Executive's termination date, and the benefits, if any, under Company benefit plans to which Executive may be entitled pursuant to the terms of such plans.

          (b)  Cash Severance Payment. Executive shall receive a lump sum
               ----------------------
               payment in an amount equal to twelve (12) months of Executive's base salary (less applicable withholding).

          (c)  Stock Award Acceleration. Upon Executive's termination date, all
               ------------------------
               outstanding stock options granted and restricted stock issued by the Company to Executive prior to Executive's Termination in Absence of Change of Control shall have their vesting accelerated by a number of months equal to twenty-four (24) months, provided, however, that, for purposes of this Section 4.1 (c), the number of stock options granted to Executive shall be deemed to be 500,000 (i.e., vesting of 250,000 options will be accelerated).

          (d)  Cash Bonus Payment. Executive shall receive a payment in an
               ------------------
               amount equal to a portion of Executive's target bonus for the year in which Executive's termination date occurs prorated based on achievement of objectives and the number of days Executive is employed by the Company during such year (less applicable withholding).

     4.3 Death or Disability of Executive. In the event of the death or
         --------------------------------
disability of Executive that occurs within six months of the Effective Date, upon the occurrence of such event, all outstanding stock options granted and restricted stock issued by the Company to Executive prior to such event shall have their vesting accelerated by a number of months equal to six (6) months.

5. Definitions. Capitalized terms used in this Agreement shall have the meanings
   -----------
set forth in this Section

     5.1 "Cause" means Executive's (a) willful failure to follow the lawful
          -----
written directions of the Chief Executive Officer or the Board of Directors; (b) conviction of a felony; (c) engagement in misconduct which is materially detrimental to the Company; (d) failure or refusal to comply in any material respect to the Company's new hire confidentiality agreement, the Company's insider trading policy, or any other reasonable policies of the Company where non-compliance would be detrimental to the Company; or (e) willful and continued failure to perform substantially the duties and responsibilities of the position that Executive holds with the Company after a written demand for substantial performance is delivered to Executive by the Chief Executive Officer of the Company which specifically identifies the manner in which the Chief Executive Officer believes that Executive has not substantially performed his duties.

     5.2 "Change of Control" means (a) any "person" (as such term is used in
          -----------------
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities; (b) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation; (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect); (d) there occurs a change in the composition of the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; (e) the dissolution or liquidation of the Company; or (f) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

     5.3 "Company" means Homestore.com, Inc., any successor thereto and,
          -------
following a Change of Control, any successor or assign to substantially all the business and/or assets of Homestore.com, Inc.

     5.4 "Diminution of Responsibilities" means the occurrence of any of the
          ------------------------------
following conditions, without Executive's consent: (a) Executive's no longer serving as an executive officer of the company or any successor thereto; (b) a reduction in Executive's base salary, provided that a reduction in base salary that is the result of a general reduction in salary in an amount similar to reductions for other similarly situated Company executives shall not constitute a "Diminution of Responsibilities"; (c) the Company's requiring Executive to be based at any office or location more than 50 miles from the Company's headquarters in Westlake Village, California; or (d) Executive's no longer holding the position of General Counsel reporting to the Chief Executive Officer of the Company or, if the Company is a subsidiary of another entity, the Chief Executive Officer of the Company's ultimate parent corporation.

     5.5 "Disability" means the inability to engage in the performance of
          ----------
Executive's duties by reason of a physical or mental impairment which constitutes a permanent and total disability in the opinion of a qualified physician.

     5.6 "Incumbent Director" means a director who either (1) is a director of
          ------------------
the Company as of the Effective Date, or (2) is elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

     5.7 "Termination in Absence of Change of Control" means:
          -------------------------------------------

          a) any termination of employment of Executive by the Company without Cause (i) that occurs prior to the date that the Company first publicly announces it has reached a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies),
          (ii) that occurs after the Company announces that it has terminated any such definitive agreement and does not thereafter enter into discussions that lead to such a definitive agreement, or (iii) that occurs more than twelve (12) months following a Change of Control; or

          (b) any resignation by Executive based on a Diminution of Responsibilities that occurs within one-hundred and twenty (120) days following the occurrence of one of the conditions that constitutes a Diminution of Responsibilities, but only where such Diminution of Responsibilities occurs: (i) prior to the date that the Company first publicly announces it has reached a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies),
          (ii) after the Company announces that it has terminated any such definitive agreement and does not thereafter enter into discussions that lead to such a definitive agreement, or (iii) more than twelve
          (12) months following a Change of Control.

     The term "Termination in Absence of Change of Control" shall not include any other termination, including a termination of the employment of Executive
(1) by the Company for Cause; (2) by the Company as a result of the Disability of Executive; (3) except as set forth in Section 4.3 above, as a result of the death of Executive; or (4) as a result of the voluntary termination of employment by Executive for reasons other than a Diminution of Responsibilities.

     5.8 "Termination Upon Change of Control" means:
          ----------------------------------

          (a) any termination of the employment of Executive by the Company without Cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following a Change of Control; or

          (b) any resignation by Executive based on a Diminution of Responsibilities where (i) such Diminution of Responsibilities occurs during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following the Change of Control, and (ii) such resignation occurs within one-hundred and twenty (120) days following such Diminution of Responsibilities.

     The term "Termination Upon Change of Control" shall not include any other termination, including a termination of the employment of Executive (1) by the Company for Cause; (2) by the Company as a result of the Disability of Executive; (3) as a result of the death of Executive; or (4) as a result of the voluntary termination of employment by Executive for reasons other than a Diminution of Responsibilities.

6. Exclusive Remedy.
   ----------------

     6.1 No Other Benefits Payable. Executive shall be entitled to no other
         -------------------------
compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Sections 2 or 3 have been provided to Executive.

     6.2 Release of Claims. The Company may condition payment of the cash
         -----------------
severance and accelerated vesting of stock awards in Sections 2 or 3 of this Agreement upon the delivery by Executive of a signed mutual release of claims in a form satisfactory to the Company.

7. Agreement Not to Solicit. If Company performs its obligations to deliver the
   ------------------------
severance payments and benefits set forth in Sections 2, 3 or 4 of this Agreement, then for a period of one (1) year after Executive's termination of employment, Executive will not solicit the services or business of any employee, distributor, vendor, representative or customer of the Company to discontinue that person's or entity's relationship with or to the Company.

8. Arbitration. Any claim, dispute or controversy arising out of this Agreement,
   -----------
the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association. The site of the arbitration proceeding shall be in Los Angeles County, California, or another location mutually agreed to by the parties.

9. Conflict in Benefits; Noncumulation of Benefits.
   -----------------------------------------------

     9.1 Effect of Agreement. This Agreement shall supersede all prior
         -------------------
arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments and accelerated stock award vesting due upon Executive's termination of employment, except as provided in Section 9.2.

     9.2 Noncumulation of Benefits. Executive may not cumulate cash severance
         -------------------------
payments or acceleration of stock award vesting under this Agreement and another agreement. If

Executive has any other binding written agreement with the Company which provides that upon a Change of Control or termination of employment Executive shall receive one or more of the benefits described in Sections 2, 3 or 4 of this Agreement, then with respect to each such benefit the amount payable under this Agreement shall be reduced by the corresponding amount paid or payable under such other agreements.

10. Miscellaneous.
    -------------

     10.1 Successors of the Company. The Company will require any successor or
          -------------------------
assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     10.2 Modification of Agreement.This Agreement may be modified, amended or
          -------------------------
superceded only by a written agreement signed by Executive and the Chief Executive Officer or an authorized member of the Board of Directors of the Company.

     10.3 Governing Law. This Agreement shall be interpreted in accordance with
          -------------
and governed by the laws of the State of California.

     10.4 No Employment Agreement. This Agreement does not alter Executive's
          -----------------------
at-will employment status or obligate the Company to continue to employ Executive for any specific period of time, or in any specific role or geographic location.

EXECUTIVE                                         HOMESTORE.COM, INC.


----------------------------                      By:
Walter Lowry                                          --------------------------
                                                      Name:
                                                      Title: